EXHIBIT 99.1

LBI MEDIA, INC. ANNOUNCES PRIVATE EXCHANGE OFFERS AND SOLICITATION OF CONSENTS

BURBANK, CA, July 17, 2012 — LBI Media, Inc. (“Media”) announced today that it is commencing private exchange offers (the “Exchange Offers”) to exchange:

(a)

Media’s 11% Senior Secured Notes due 2019 (the “Senior Priority Secured Notes”) and Media’s 11% Junior Priority Senior Secured Notes due 2019 (the “Junior Priority Senior Secured Notes”) for any and all of Media’s 8 1/2% Senior Subordinated Notes due 2017 (the “Old Senior Subordinated Notes”) and

(b)	(i) if holders of at least a majority of the Old Senior Subordinated Notes consent, and do not withdraw their consents, to certain proposed amendments to the indenture (the “Old Subordinated Notes Indenture”) governing the Old Senior Subordinated Notes (the “Old Senior Subordinated Notes Proposed Amendments”), Junior Priority Senior Secured Notes or (ii) if holders of at least a majority of the Old Senior Subordinated Notes do not consent to the Old Senior Subordinated Notes Proposed Amendments, Media’s 11% Senior Subordinated Notes due 2019 (the “2012 Senior Subordinated Notes”, and with the Senior Priority Secured Notes and Junior Priority Senior Secured Notes, collectively, the “New Notes”) for any and all of LBI Media Holdings, Inc.’s (“Holdings”) 11% Senior Discount Notes due 2013 (the “Discount Notes”, and together with the Old Senior Subordinated Notes, the “Old Notes”). Media has also commenced a related solicitation of consents to the Old Senior Subordinated Notes Proposed Amendments and certain proposed amendments to the indentures governing the Discount Notes (the “Discount Notes Proposed Amendments” and together with the Old Senior Subordinated Notes Proposed Amendments, the “Proposed Amendments”).

The purpose of the Exchange Offers is to manage and reduce the outstanding principal amount of indebtedness held by Media and its parent, Holdings. The terms of the Exchange Offers are described more fully in the confidential offering memorandum and consent solicitation statement (the “Offering Memorandum”) that was prepared in connection with the Exchange Offers.

In connection with the Exchange Offers, Media is soliciting consents (“Consents”) from holders of the Old Notes to the Proposed Amendments, which would eliminate or waive substantially all of the restrictive covenants contained in the indentures governing the Old Notes, eliminate certain events of default, modify certain covenants, and modify or eliminate certain other provisions, including, in some cases, certain provisions relating to defeasance, contained in such indentures. Holders who tender Old Notes pursuant to the Exchange Offers are obligated to, and are deemed to consent to the Proposed Amendments with respect to the entire principal amount of the Old Notes tendered by such Holders. Holders may deliver Consents with respect to their Old Notes without also tendering such Old Notes in the Exchange Offers, and Holders that have delivered Consents and tendered Old Notes may revoke their Consents only by validly withdrawing the previously tendered Old Notes to which such Consents relate.

Holders who validly tender (and do not withdraw) their Old Notes on or prior to 5:00 p.m., New York City time, on July 30, 2012, unless extended by Media (the “Early Tender Date”), and whose Old Notes are accepted by Media in the Exchange Offers, will receive the consideration set forth in the table below, which includes an early tender payment, under the column “Total Consideration if Tender and Consent Prior to or on the Early Tender Date.” Holders who validly tender (and do not withdraw) their Old Notes after the Early Tender Date and whose Old Notes are accepted by Media in the Exchange Offers on or prior to the Expiration Date (defined below), will receive the consideration set forth in the table below under the column “Exchange Consideration if Tender and Consent after Early Tender Date,” but will not be eligible to receive the early tender payment included in the Total Consideration. No consideration will be paid for the Consents.

					Consideration per $1,000 Principal Amount of Old Notes Tendered
					Consideration if Requisite Consents to Proposed Amendments to Old Subordinated Notes Indenture Are Obtained		Consideration if Requisite Consents to Proposed Amendments to Old Subordinated Notes Indenture Are Not Obtained
CUSIP/ISIN	Outstanding Principal Amount (in millions)		Title of Old Notes to be Tendered	Title of New Notes to be Issued	Total Consideration if Tender and Consent Prior to or on the Early Tender Date	Exchange Consideration if Tender and Consent After Early Tender Date	Total Consideration if Tender and Consent Prior to or on the Early Tender Date	Exchange Consideration if Tender and Consent After Early Tender Date
501786AC1/ US501786AC11 501786AF4/ US501786AD93 U51390AB5/ USU51390AB50	$228.8		Media’s 8 1/2% Senior Subordinated Notes due 2017	Media’s 11% Senior Secured Notes due 2019	$400 in Senior Priority Secured Notes	$370 in Senior Priority Secured Notes	$400 in Senior Priority Secured Notes	$370 in Senior Priority Secured Notes

				Media’s 11% Junior Priority Senior Secured Notes due 2019	$200(1) in Junior Priority Senior Secured Notes	$170(2) in Junior Priority Senior Secured Notes	$200(1) in Junior Priority Senior Secured Notes	$170(2) in Junior Priority Senior Secured Notes

52109AAB4/ U5139BAA3	$68.4	(3)	Holdings’ 11% Senior Discount Notes due 2013	Media’s 11% Junior Priority Senior Secured Notes due 2019	$230 in Junior Priority Senior Secured Notes	$200 in Junior Priority Senior Secured Notes	N/A	N/A

				Media’s 11% Senior Subordinated Notes due 2019	N/A	N/A	$230(4) in 2012 Senior Subordinated Notes	$200(4) in 2012 Senior Subordinated Notes

(1)	If 40% or less of the Old Senior Subordinated Notes are tendered and accepted (and not withdrawn) in the exchange prior to or on the Early Tender Date, the holders of Old Senior Subordinated Notes will receive $200 principal amount of Junior Priority Senior Secured Notes for each $1,000 principal amount of Old Senior Subordinated Notes tendered. If 60% or more of the Old Senior Subordinated Notes are tendered and accepted (and not withdrawn) in the exchange prior to or on the Early Tender Date, the holders of Old Senior Subordinated Notes will not receive any Junior Priority Senior Secured Notes. If more than 40% but less than 60% of the Old Senior Subordinated Notes are tendered and accepted (and not withdrawn) in the exchange prior to or on the Early Tender Date, then for each $1,000 principal amount of Old Senior Subordinated Notes tendered, holders will receive a principal amount of Junior Priority Senior Secured Notes equal to the greater of (A) $200 less an amount equal to 4.37 multiplied by the difference of the amount of Old Senior Subordinated Notes properly tendered and accepted (and not withdrawn) and $91.52 million and (B) zero.

(2)	If 40% or less of the Old Senior Subordinated Notes are tendered and accepted (and not withdrawn) in the exchange after the Early Tender Date, the holders of Old Senior Subordinated Notes will receive $170 principal amount of Junior Priority Senior Secured Notes for each $1,000 principal amount of Old Senior Subordinated Notes tendered. If 60% or more of the Old Senior Subordinated Notes are tendered and accepted (and not withdrawn) in the exchange after the Early Tender Date, the holders of Old Senior Subordinated Notes will not receive any Junior Priority Senior Secured Notes. If more than 40% but less than 60% of the Old Senior Subordinated Notes are tendered and accepted (and not withdrawn) in the exchange after the Early Tender Date, then for each $1,000 principal amount of Old Senior Subordinated Notes tendered, holders will receive a principal amount of Junior Priority Senior Secured Notes equal to the greater of (A) $170 less an amount equal to 4.37 multiplied by the difference of the amount of Old Senior Subordinated Notes properly tendered and accepted (and not withdrawn) and $91.52 million and (B) zero.

(3)	The aggregate principal amount of Discount Notes at maturity is $68.4 million. In 2010, 2009 and 2008, Holdings purchased approximately $3.6 million, $1.0 million and $22.0 million, respectively, aggregate principal amount of its Discount Notes in various open market transactions. As such, the total principal amount due to noteholders, other than Holdings, was $41.8 million as of March 31, 2012. If the exchange offers are consummated, Holdings intends to cancel all notes held by Holdings on or before October 31, 2012.

(4)	If the Requisite Consents for the Proposed Amendments to the Old Subordinated Notes Indenture are not obtained, participating holders of Discount Notes will receive 2012 Senior Subordinated Notes instead of Junior Priority Senior Secured Notes. Media is required to exchange the 2012 Senior Subordinated Notes for Junior Priority Senior Secured Notes on or before February 28, 2013 pursuant to an exchange offer to be conducted by Media in accordance with an exchange rights agreement.

Holders of Old Senior Subordinated Notes will receive accrued and unpaid interest, if any, on their accepted Old Senior Subordinated Notes up to the settlement date of the Exchange Offers in the form of the applicable New Notes to be issued in exchange for a holder’s Old Senior Subordinated Notes and rounding of such amount to the nearest $1,000 principal amount of New Notes. The participating holders of Discount Notes will not receive any additional consideration for accrued and unpaid interest on their accepted Discount Notes.

The Senior Priority Secured Notes will be guaranteed on a senior secured basis by all of Media’s existing and future subsidiaries and will be secured on a junior priority basis by substantially all of the assets of Media and its wholly owned domestic subsidiaries (other than the assets of Media’s wholly owned subsidiary, Empire Burbank Studios LLC (“Empire”)). The Senior Priority Secured Notes will accrue interest from the issue date of the Senior Priority Secured Notes at a rate of 11% per annum, payable in cash and in kind, and will mature on August 15, 2019.

The Junior Priority Senior Secured Notes will be guaranteed on a senior secured basis by all of Media’s existing and future subsidiaries and will be secured on a junior priority basis by substantially all of the assets of Media and its wholly owned domestic subsidiaries (other than the assets of Empire). The Junior Priority Senior Secured Notes will accrue interest from the issue date of the Junior Priority Senior Secured Notes at a rate of 11% per annum, payable in cash and in kind and will mature on September 1, 2019.

The 2012 Senior Subordinated Notes will be guaranteed on a senior subordinated basis by each of Media’s subsidiaries. Interest on the 2012 Senior Subordinated Notes will accrue from the date of issue of the 2012 Senior Subordinated Notes at a rate of 11% per annum, payable in cash and in kind and will mature on September 1, 2019. Media will be required to exchange the 2012 Senior Subordinated Notes for Junior Priority Senior Secured Notes by February 28, 2013.

The Exchange Offers and the solicitation of Consents for the Old Notes will expire at midnight, New York City time, on August 13, 2012, unless terminated or withdrawn earlier, or unless any of them is extended (such time and date, as the same may be extended, the “Expiration Date”). Tenders of Old Notes may be withdrawn and Consents may be revoked prior to 5:00 p.m., New York City time, on July 30, 2012, but not thereafter, unless such deadline is extended by Media (such time and date, as the same may be extended, the “Withdrawal Deadline”).

Media has entered into agreements with certain holders of Old Notes whereby such holders have committed to tender their Old Notes in the Exchange Offers (and not to withdraw their tenders) and deliver Consents to the Proposed Amendments (the “Support Agreement”). Media believes that, as of the date hereof, the holders who are party to the Support Agreement beneficially hold approximately $52.8 million aggregate principal amount of the Old Senior Subordinated Notes (approximately 23.1% in aggregate principal amount of the outstanding Old Senior Subordinated Notes) and approximately $1.1 million aggregate principal amount of Discount Notes (approximately 2.5% in aggregate principal amount of the outstanding Discount Notes not held by Holdings or Holdings’ affiliates).

The New Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be transferred or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Exchange Offers are being made only to qualified institutional buyers and accredited investors and outside the United States to persons other than U.S. persons. The Exchange Offers are made only by, and pursuant to, the terms set forth in the Offering Memorandum, and the information in this press release is qualified by reference to the Offering Memorandum and the accompanying consent and letter of transmittal.

Documents relating to the Exchange Offers and the solicitation of Consents, including the Offering Memorandum, will only be distributed to holders who complete and return a letter of eligibility confirming that they are within the category of eligible investors for the Exchange Offers.

Concurrently with the Exchange Offers and the solicitation of Consents, Media is soliciting consents from holders of its 9 1/4% Senior Secured Notes due 2019 (the “First Priority Senior Secured Notes”) (the “Concurrent Consent Solicitation”) to certain amendments to the indenture governing the First Priority Senior Secured Notes (the “First Priority Senior Secured Notes Indenture”). Holders of First Priority Senior Secured Notes whose names appeared on the applicable register of noteholders maintained on behalf of the Company at 5:00 p.m., New York City time, on July 17, 2012 that validly consent in the Consent Solicitation will receive a cash payment equal to $5.00 per $1,000 of principal amount of the First Priority Senior Secured Notes for consents delivered prior to 5:00 p.m., New York City time, on August 13, 2012. The Consent Solicitation will expire at 5:00 P.M., New York City time, on August 13, 2012 or such later time and date to which the solicitation is extended. The purpose of the Concurrent Consent Solicitation is to, among other things, amend the First Priority Senior Secured Notes Indenture to allow Media to issue the Senior Priority Secured Notes, the Junior Priority Senior Secured Notes and the 2012 Senior Subordinated Notes. As a result, the Exchange Offers are subject to, and conditioned upon, obtaining the requisite consents to the proposed amendments pursuant to such Concurrent Consent Solicitation. If the requisite consents are not obtained, the Exchange Offers will not be consummated by Media. The Exchange Offers are subject to certain other conditions, as more fully described in the Offering Memorandum. Media has the right to terminate or withdraw any of the Exchange Offers and the solicitation of Consents at any time, subject to the terms of the Support Agreement, and for any reason, including if any of the conditions described in the Offering Memorandum are not satisfied.

This press release shall not constitute a solicitation of consents, an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Media’s current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Media undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this press release, except as required by law.

Contact:

Blima Tuller

Chief Financial Officer

Liberman Broadcasting, Inc.

(818) 729-5316

btuller@lbimedia.com